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                                                                    EXHIBIT 23.2

                            DeGolyer and MacNaughton
                               One Energy Square
                              Dallas, Texas 75206


                                 March 25, 1997



ENSERCH Corporation
300 South St. Paul Street
Dallas, Texas 75201

Gentlemen:

     We hereby consent to the references to our firm and to our reserves estimates in the Annual Report on Form 10-K (the Annual Report) of ENSERCH Corporation (the Corporation) for the year ended December 31, 1996. Our estimates of the oil, condensate, natural gas liquids, and natural gas reserves of certain properties owned by the Corporation are contained in our report entitled "Report as of January 1, 1997 on Reserves of Certain Properties owned by Enserch Exploration, Inc. " References to us and to our estimates are included in the sections "Business - Natural Gas and Oil Exploration and Production - General, and - Recent Developments - Core Areas, and - Offshore Activities" and "Properties" in Part I of the Annual Report and in Note 12 of the "Notes to Financial Statements" in the Annual Report. Additionally, we hereby consent to the incorporation by reference in the Corporation's Registration Statements Nos. 2-59259, 2-77572, 33-40589 and 33-47911 on Form S-8, Nos. 33-15623, 33-52525 and 33-61635 on Form S-3 and No. 333-12391 on Form S-
4 of such references made in the Annual Report.

                                                     Very truly yours,



                                                     DeGOLYER and MacNAUGHTON